Exhibit 99.1

Concur Exceeds Guidance For Revenue and Earnings in First Quarter of Fiscal 2009

Strong client demand and growth – despite worsening economic climate – drives continued revenue and operating margin expansion

REDMOND, Wash., Feb. 4 — Concur (Nasdaq: CNQR), the world’s leading provider of on-demand Employee Spend Management services, today reported financial results for its first quarter ended December 31, 2008.

Concur reported total revenue for the first quarter of fiscal 2009 of $58.6 million, driven by subscription revenue which was up 22% from the year-ago quarter. Total revenue for the quarter was up 19% from the year-ago quarter and up 2% from the prior quarter. Fiscal 2009 first quarter net income was $5.8 million, or $0.11 per share, exceeding company expectations. This compares to net income of $3.4 million, or $0.07 per share, in the year-ago quarter.

“Revenue, earnings and cash flow for the first quarter of fiscal 2009 all exceeded our expectations,” said Steve Singh, chairman and CEO of Concur. “New client additions were up more than 50% year-over-year with more than 50% of new customers choosing Concur® Travel & Expense to help them quickly cut costs and improve operational efficiencies in the face of challenging economic conditions.”

Singh continued, “Heading into the second quarter of fiscal 2009, we see a strong demand environment for our services and we expect to see the first customer additions as a result of our partnership with American Express. Driven by the challenging economic environment and eroding macro trends, we continue to see downward pressure on our near-term growth rates. However, our long-term growth rate, which is driven by new customer growth, continues unabated. The financial strength and flexibility afforded by our business model and balance sheet are strategic assets as we head into the next chapter of this economic downturn. We remain committed to investing aggressively in product innovation, service excellence and distribution capacity to extend our leadership position and our commitment to grow revenue and earnings is unwavering.”

Financial Highlights

•	Total revenue was $58.6 million for the first quarter of fiscal 2009, up 19% compared to the year-ago quarter, and up 2% sequentially.

•	Net income was $5.8 million, or $0.11 per share, for the first quarter of fiscal 2009, compared to $3.4 million, or $0.07 per share, for the year-ago quarter.

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Non-GAAP pretax income was $13.1 million, or $0.25 per share, for the first quarter of fiscal 2009, compared to $8.2 million, or $0.17 per share, for the year-ago quarter. Please refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures used in this press release.

•	Non-GAAP operating margin was 21% for the first quarter of fiscal 2009, up from 17% the year-ago quarter, and up from 20% sequentially.

•	Cash flows from operations were $3.8 million for the first quarter of fiscal 2009, down 4% from the year-ago quarter.

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During the first quarter of fiscal 2009, Concur repurchased 2.0 million shares of its common stock under its stock repurchase program. As of February 4, 2009, Concur’s stock repurchase program allows for a maximum of up to 2.1 million additional shares of stock to be repurchased.

Recent Business Highlights

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Concur announced the general availability of Concur Premium Services, a unique selection of value-added services and on-site client training that delivers tailored solutions to support complex business requirements.

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Notable clients such as Allianz Global Investors of America LLC, Avocent Corporation, Cargotec Solutions LLC, CompTIA, Evergreen Packaging, Inc., Harley-Davidson Europe Ltd., Lowry Computer Products, Inc., Merkle, Inc., North American Energy Services Company, Onboard, Ontario Lottery & Gaming Corporation, Plexus Corp., Sisters of Mercy Health System, Thomas Weisel Partners Group, Inc., Tokyo Electron Europe and Trident Seafoods signed contracts for Concur services in the first quarter of fiscal 2009.

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Over 50% of new clients signed in the first quarter of fiscal 2009 chose Concur® Travel & Expense, Concur’s market-leading end-to-end solution and the only on-demand service that seamlessly combines online travel booking with automated expense reporting.

•	Concur was selected for the Gold Award in the category of The Best Technology Provider at London’s Buying Business Travel awards.

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Concur announced that several independent organizations recognized the Company for its success during fiscal 2008, including: Fortune Magazine’s 100 Fastest-growing Companies; Business Travel News listing of Concur® Cliqbook Travel as the No.1 preferred online booking tool based on a recent survey of corporate travel buyers; The Beat, naming Concur the most admired corporate travel technology provider; and Washington CEO magazine selecting Concur as one of the 100 best companies to work for.

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors. Please also refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures and a reconciliation of those measures to GAAP equivalents.

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Concur expects total revenue to grow by approximately 6% for the second quarter of fiscal 2009, as compared to total revenue for the first quarter of fiscal 2009. Due to the current uncertainty in global economic conditions, Concur does not consider it appropriate to provide revenue guidance for the full fiscal year 2009.

•	Concur expects earnings per share for the second quarter of fiscal 2009 to be $0.08, assuming an estimated effective tax rate of 36%, and non-GAAP pre-tax earnings per share to be $0.22.

•	Concur expects earnings per share for fiscal 2009 to be $0.48, assuming an estimated effective tax rate of 36%, and non-GAAP pre-tax earnings per share to be $1.11.

•	Concur expects the fiscal 2009 non-GAAP operating margin to be 20% or more for the year as a whole.

•	Concur expects cash flows from operations in fiscal 2009 to be between $64 million and $68 million, and capital expenditures of approximately $21 million.

About Concur

Concur is the world’s leading provider of on-demand Employee Spend Management services. Trusted by thousands of organizations to reach millions of employees, Concur’s award-winning solutions streamline business travel and expense reporting, and improve invoice processing – delivering rapid ROI by helping companies increase efficiency, control employee spend and drive down operational costs. Learn more at www.concur.com.

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All company or product names are trademarks and/or registered trademarks of their respective owners.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Mr. Singh, are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: adverse economic or market conditions, such as the current economic downturn, which may cause customers and prospects to delay or reduce purchases of our products and services, cause customers to reduce business travel and correspondingly reduce the use of our products and services, reduce the ability of customers, channel partners, vendors and suppliers to fulfill their obligations to us, increase volatility of our stock price and foreign exchange rates, and otherwise adversely affect our operations and financial performance; potential difficulties associated with our realization of the benefits related to our business relationship with American Express; potential delays in market adoption and penetration of our subscription service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our subscription service offerings; the scalability of the hosting infrastructure for our subscription service offerings; potential increases in the rate of attrition of customers of our subscription service offerings; the level of investment in information technology by our customers; the level of business travel that may reduce the use of our products and services or inhibit new sales of our products and services; potential difficulties associated with strategic relationships and with development of new products and services; risks associated with expansion into new geographic markets; the lengthy sales cycle for our products and services; and uncertain market acceptance of recently-introduced or future products and services. Please refer to the company’s public filings made with the Securities and Exchange Commission at www.sec.gov for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Investor Contact:

John Torrey, Concur, 425-497-5986, john.torrey@concur.com

Press Contact:

Stefanie Johansen, Weber Shandwick for Concur, 425-452-5468, sjohansen@webershandwick.com

Concur Technologies, Inc.

Income Statements

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,
	2008	2007
Revenues:
Subscription	$56,560	$46,543
Consulting and other	2,004	2,809

Total revenues	58,564	49,352
Expenses (1):
Cost of operations	17,874	15,983
Sales and marketing	17,562	13,157
Systems development and programming	6,192	5,941
General and administrative	7,188	6,840
Amortization of intangible assets	1,541	1,566

Total expenses	50,357	43,487

Operating income	8,207	5,865
Other income (expense):
Interest income	1,146	250
Interest expense	(133)	(432)
Other, net	(145)	(126)

Total other income (expense), net	868	(308)

Income before income tax	9,075	5,557
Income tax expense	3,266	2,175

Net income	$5,809	$3,382

Net income per share available to common stockholders:
Basic	$0.12	$0.08
Diluted	0.11	0.07
Weighted average shares used in computing net income per share:
Basic	48,814	43,838
Diluted	51,760	47,822
(1) Includes share-based compensation as follows:
Cost of operations	$384	$246
Sales and marketing	1,003	383
Systems development and programming	433	154
General and administrative	683	265

Total share-based compensation	$2,503	$1,048

Concur Technologies, Inc.

Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	December 31, 2008	September 30, 2008
Assets
Current assets:
Cash and cash equivalents	$209,658	$267,725
Restricted cash	804	3,055
Accounts receivable, net of allowance of $5,062 and $5,543	39,640	38,479
Prepaid expenses	3,475	3,160
Deferred tax assets	22,655	14,289
Deferred costs and other current assets	12,304	14,104

Total current assets	288,536	340,812
Property and equipment, net	33,896	32,304
Deferred costs and other long-term assets	16,744	16,067
Intangible assets, net	37,567	39,108
Deferred tax assets	35,626	47,257
Goodwill	165,471	165,471

Total assets	$577,840	$641,019

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,852	$4,198
Customer funding liabilities	19,112	22,470
Accrued compensation	4,947	18,308
Acquisition-related liabilities	2,090	2,036
Other accrued and current liabilities	10,440	8,442
Long-term debt, current portion	1,355	1,505
Deferred revenues, current portion	30,983	29,572

Total current liabilities	73,779	86,531
Long-term debt	1,055	1,328
Deferred rent	1,991	2,126
Deferred revenues	13,018	12,511
Non-current tax liabilities	3,985	3,985

Total liabilities	93,828	106,481

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, par value $0.001 per share	—	—
Authorized shares: 5,000; No shares issued or outstanding
Common stock, $0.001 par value per share	48	50
Authorized shares: 60,000
Shares issued and outstanding: 48,309 and 50,286
Additional paid-in capital	625,153	679,526
Accumulated deficit	(139,019)	(144,828)
Accumulated other comprehensive loss	(2,170)	(210)

Total stockholders’ equity	484,012	534,538

Total liabilities and stockholders’ equity	$577,840	$641,019

Concur Technologies, Inc.

Cash Flow Statements

(In thousands)

(Unaudited)

	Three Months Ended December 31,
	2008	2007
Operating activities:
Net income	$5,809	$3,382
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	1,541	1,566
Depreciation	4,036	3,671
Allowance for uncollectible accounts receivable	(480)	1,259
Share-based compensation expense	2,503	1,048
Deferred income taxes	2,669	2,029
Changes in operating assets and liabilities, net of effects from acquisition:
Accounts receivable	(865)	(530)
Prepaid expenses and other assets	(1,206)	(1,579)
Accounts payable	693	(750)
Accrued liabilities	(12,879)	(7,753)
Deferred revenues	1,947	1,602

Net cash provided by operating activities	3,768	3,945

Investing activities:
Decrease (increase) in restricted cash balances	2,086	(231)
Decrease in customer funding liabilities	(3,193)	(2,477)
Purchases of property and equipment	(5,602)	(2,480)
Payments for acquisition, net of cash acquired	(14)	(160,946)

Net cash used in investing activities	(6,723)	(166,134)

Financing activities:
Net proceeds from share-based award activity	1,836	2,379
Proceeds from employee stock purchase plan activity	350	228
Payments on repurchase of common stock	(54,773)	—
Net proceeds from borrowings	—	15,398
Repayments on borrowings and capital leases	(422)	(423)

Net cash (used in) provided by financing activities	(53,009)	17,582

Effect of foreign currency exchange rate changes on cash and cash equivalents	(2,103)	(240)

Net decrease in cash and cash equivalents	(58,067)	(144,847)
Cash and cash equivalents at beginning of period	267,725	168,835

Cash and cash equivalents at end of period	$209,658	$23,988

Concur Technologies, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share and margin data)

(Unaudited)

	Three Months Ended December 31,
	2008	2007
Operating income:
Operating income	$8,207	$5,865
Income from operations as a % of total revenue (Operating Margin)	14%	12%
Add back:
Share-based compensation expense	2,503	1,048
Amortization of intangible assets	1,541	1,566

Non-GAAP operating income	$12,251	$8,479

Non-GAAP operating income as a % of total revenue (Non-GAAP Operating Margin)	21%	17%
Net income:
Net income	$5,809	$3,382
Add back:
Share-based compensation expense	2,503	1,048
Amortization of intangible assets	1,541	1,566
Income tax expense	3,266	2,175

Non-GAAP pre-tax income	$13,119	$8,171

Diluted net income per share:
Diluted net income per share	$0.11	$0.07
Add back:
Share-based compensation expense	0.05	0.02
Amortization of intangible assets	0.03	0.03
Income tax expense	0.06	0.05

Non-GAAP pre-tax diluted income per share	$0.25	$0.17

Shares used in calculation of diluted non-GAAP income per share:	51,760	47,822

CONCUR TECHNOLOGIES, INC.

About Concur’s Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Concur’s non-GAAP financial measures do not reflect a comprehensive system of accounting, and they differ from GAAP measures with similar names and from non-GAAP financial measures with the same or similar names that are used by other companies. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release, and our consolidated financial statements, including the notes thereto, and the other financial information contained in our periodic filings with the Securities and Exchange Commission and not to rely on any single financial measure to evaluate our business.

Concur’s management believes that its non-GAAP financial measures provide useful information to investors because it allows investors to view the business through the eyes of management. Further, Concur believes that its non-GAAP financial measures provide meaningful supplemental information regarding Concur’s operating results because they exclude amounts that Concur excludes as part of its monitoring of operating results and assessing the performance of the business. In addition, Concur believes that its non-GAAP financial measures facilitate the comparison of results for current periods and the business outlook for future periods with results of past periods because the measures provide a special focus on the underlying operating performance of the business relative to expectations.

Concur presents the following non-GAAP financial measures in this release: non-GAAP operating income; non-GAAP operating margin; non-GAAP pre-tax income and non-GAAP pre-tax diluted income per share. Concur excludes the following items as noted from these non-GAAP financial measures:

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Share-based compensation. Concur’s non-GAAP financial measures exclude share-based compensation, which consist of expenses for stock options and restricted stock units (“RSU”) that it records under the provisions of Statement of Financial Accounting Standard No. 123(R). Concur excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that it does not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods.

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Amortization of intangible assets. In accordance with GAAP, operating expenses include amortization of software and other technology assets, other purchased intangible assets such as customer lists and covenants not to compete. Concur excludes these items from its non-GAAP financial measures because they are non-cash expenses that Concur does not consider part of ongoing operating results when assessing the performance of our business, and Concur believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

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Income tax expense. Concur excludes this expense from its non-GAAP financial measures primarily because it is largely a non-cash expense that Concur does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of this expense facilitates the comparison of our business outlook for future periods with results for prior periods, which did not include income tax expense.

Except as noted below, Concur believes that all of the following considerations apply equally to each of the non-GAAP financial measures that we present:

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Concur’s management uses non-GAAP operating income (including the derived non-GAAP operating margin), non-GAAP pre-tax income, and non-GAAP pre-tax diluted income per share in internal reports used by management in monitoring and making decisions regarding Concur’s business. For example, these measures are used in monthly financial reports prepared for management, and in quarterly reports to Concur’s Board of Directors. Concur also uses non-GAAP pre-tax diluted income per share as a measure to determine executive cash incentive compensation, along with GAAP measures, such as revenue.

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Because share-based compensation, amortization of intangible assets and income tax expense are largely non-cash in nature, Concur believes that non-GAAP operating income, non-GAAP pre-tax income and non-GAAP pre-tax diluted income per share provide a more focused view of the operations of its business. In particular, share-based compensation expense amounts are difficult to forecast, because the magnitude of the charges depends upon the volume and timing of stock option and RSU grants — which are unpredictable and can vary dramatically from period to period — and external factors such as interest rates and the trading price and volatility of Concur’s common stock. Excluding these amounts improves comparability of the performance of the business across periods.

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The principal limitation of Concur’s non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

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To mitigate this limitation, Concur presents its non-GAAP financial measures in connection with its GAAP results, and recommends that investors do not give undue weight to its non-GAAP financial measures. Concur notes that the dilutive effect of outstanding stock options is reflected in fully-diluted shares outstanding used in calculating both GAAP net income per share and our non-GAAP pre-tax diluted income per share.